Exhibit 2.2

Delaware The First State Page 1 7137672 8100 SR# 20187531140 You may verify this certificate online at corp.delaware.gov/authver.shtml Authentication: 203864926 Date: 11 - 08 - 18 I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF FORMATION OF “REI CAPITAL GROWTH LLC”, FILED IN THIS OFFICE ON THE SEVENTH DAY OF NOVEMBER, A.D. 2018, AT 6:16 O`CLOCK P.M.

STATE OF DELAWARE CERTIFICATE OF FORMATION OF LIMITED LIABILITY COMPANY The undersigned authorized person , desiring to form a limited liability company pursu a n t to the Limited Liability Company Act of the State of Delawa r e, hereby cer t ifies as follows: S t a t e of D e l a w a r e Sec r e t a r y of Sta t e Di v i s i o n o f Co rp ora ti o n s Deli vered 06: 1 6 P M11/07/20 1 8 FILE D 06: 16P M11/07/2018 SR 20 1 8 7 5 3114 0 - F il eN umb e r 713 7 672 l. The name of t he limited liability company is REI Capital Growth LLC 2. The Registered Office of the limited liability company in the Sta t e o f Del aw are is located at 251 Little Falls Drive in the City of Wilmington , Zip Code 19808 ( street ) , . The name of the Registered Agent at such address upon whom pro c ess a g ain s t t h i s limited liability company may be served is Corporation SeNice Company By: - ::" - -- 1 ; - - ! ' " u t' - ( · }_ l; • • • _ ' Authori ze d P e rson N a me: Alan B - l ai r Print o r Typ e

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